EXHIBIT 10.21











                         MEDIA AGENCY SERVICE AGREEMENT
                                   BETWEEN
                          BIOQUEST INTERNATIONAL, INC.
                                     AND
                                MEDIASMITH, INC.



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                         Media Agency Service Agreement

1. BioQuest International, Inc., ("BioQuest International), has employed Mediasmith, Inc. to plan and place media for BioQuest International and its subsidiary companies and to provide other services as may be agreed to in writing.

2. Mediasmith will provide BioQuest International with media planning, media buying and post-buy administration services. Media plans will be prepared subsequent to preparation of mutually agreed-upon BioQuest International media objectives, which will include all budgetary concerns and objectives. Buying projects will customarily include an analysis of availabilities, negotiation, placing orders and issuing schedules to BioQuest International. Post-buy administration will include traffic, contract checking, checking of media invoices and affidavits, reconciliation, payment to media of BioQuest International invoices as Mediasmith receives payment from BioQuest International (Or at BioQuest International's request, forwarding of reconciled invoices to BioQuest International for direct payment), tracking of performance (for Web activity) and post-buy analysis.

3. Mediasmith will receive a monthly fee of $15,000 as a minumum payment against an agency commission of 12% based on cumulative gross media spending which will carry over from month to month and which will be billed under a separate invoice from the media. Mediasmith compensation will cover Mediasmith time and resources necessary to complete the job. Out-of-pocket travel, messenger and air freight services, long distance telephone charges, traffic expenses and third party ad server expenses incurred directly in servicing BioQuest International will be billed additionally to BioQuest International. Months will run from the date of this Agreement forward in 30 day increments, and will be billed accordingly.

4. No media funds or expenditures will be committed on behalf of BioQuest International without a Media Authorization, prepared by Mediasmith in advance and signed by representatives of BioQuest International, which will include approval of individual media placements. It is understood that BioQuest International will pay media invoices upon receipt of reconciled media invoices from Mediasmith on a timely basis. Mediasmith will not make any payments to media without receipt of reconciled invoice and tear sheet, affidavit or other appropriate proof that ad ran as scheduled and that guarantees were met. (Mediasmith agrees to do so on a timely basis)

5. BioQuest International shall be fully responsible directly to the media for all expenditures authorized by a Media Authorization signed by BioQuest International and supported by a schedule supplied by Mediasmith. As such, it may be necessary for BioQuest International to provide certain media with credit information. Mediasmith will place all orders in BioQuest International name, c/o Mediasmith.



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BioQuest International will provide Mediasmith with a letter for the media outlining BioQuest International's financial responsibility. Mediasmith will be responsible for reconciliation of all media invoices and the accuracy of payments to the media.

6. In line with standard agency practices, Mediasmith will provide all media coordination.

7. Any other services to be performed by Mediasmith, and the basis of any additional compensation, will be covered by a separate written agreement.

8. This Agreement is subject to the attached "Standard Terms and Conditions," ("Exhibit A").




July 18, 2001                   /s/ Peter J. Ewens, President
---------------                     --------------------------
Date                                BioQuest International, Inc.


July 16, 2001                  /s/  David Smith, President
--------------                      ----------------------
Date                                Mediasmith, Inc.










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